Exhibit 10.1

Execution Version

PURCHASE AND CONTRIBUTION AGREEMENT

between

NewStar Equipment Finance I, LLC,

AS SELLER

and

NewStar Commercial Lease Funding 2015 1 LLC,

AS PURCHASER

Dated as of September 1, 2015

i

PURCHASE AND CONTRIBUTION AGREEMENT

THIS PURCHASE AND CONTRIBUTION AGREEMENT, dated as of September 1, 2015 (this “Agreement”), between NewStar Equipment Finance I, LLC, a Delaware limited liability company (“Seller”), and NewStar Commercial Lease Funding 2015‑1 LLC, a Delaware limited liability company (the “Purchaser” or the “Issuer”).

W I T N E S S E T H:

WHEREAS, the Purchaser has agreed to purchase from the Seller on the Closing Date and from time to time thereafter, and the Seller has agreed to Sell (as hereinafter defined) to the Purchaser from time to time, certain Contracts, Receivables and Related Security (in each case, as hereinafter defined) related thereto on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Seller, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

Section 1.1 General.  The specific terms defined in this Article include the plural as well as the singular.  Words herein importing a gender include the other gender.  References herein to “writing” include printing, typing, lithography, and other means of reproducing words in visible form.  References to agreements and other contractual instruments include all subsequent supplements thereto, amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Indenture (as hereinafter defined).  References herein to Persons include their successors and assigns permitted hereunder or under the Indenture.  The terms “include” or “including” mean “include without limitation” or “including without limitation”. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement.  Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Indenture.

Section 1.2 Specific Terms.  Whenever used in this Agreement, the following words and phrases, unless defined in the Indenture or the context otherwise requires, shall have the following meanings:

“Agreement” means this Purchase and Contribution Agreement and all amendments or other modifications hereof and supplements hereto made in accordance with the terms hereof.

“Convey” means to Sell Contracts, Receivables and Related Security hereunder.

“Conveyance” means, collectively, a Sale of Contracts, Receivables and Related Security by the Seller to the Purchaser.

“Conveyance Date” means the Closing Date.

“Conveyed Assets” has the meaning specified in Section 2.1(a).

“Indenture” means the Indenture dated September 1, 2015, between the Issuer and Wells Fargo Bank, National Association, as Trustee and Custodian.

“Purchaser” has the meaning specified in the Preamble.

“Repurchase Date” has the meaning specified in Section 6.1(b).

“Repurchase Event” has the meaning specified in Section 6.1(a).

“Repurchase Notice” has the meaning specified in Section 6.1(b).

“Request Notice” means a notice, which shall include a computer print‑out, tape or other form acceptable to the Purchaser sufficient to enable the Purchaser to identify all Contracts to be Conveyed by the Seller to the Purchaser on a Conveyance Date.

“Sale” and “Sell” have the meanings specified in Section 2.1(a).

“Schedule of Contracts” means the schedule of all Contracts Conveyed pursuant to this Agreement which is attached hereto as Schedule C, as amended or supplemented from time to time pursuant to the terms hereof.

“Schedule of Representations” means the Schedule of Representations and Warranties attached hereto as Schedule A.

“Seller” has the meaning specified in the Preamble.

“Warranty Purchase Event” means, with respect to a Contract, the occurrence of (i) a breach of any of the Schedule of Representations that materially adversely affects (x) the legality, validity or enforceability of such Contract, (y) the Trustee’s security interest in such Contract or (z) the collectability of such Contract or (ii) a “Warranty Purchase Event” pursuant to Section 4.03(a) of the Indenture.

Article II

CONVEYANCE OF THE CONTRACTS, THE RECEIVABLES AND THE RELATED SECURITY

Section 2.1 Conveyance of the Contracts, the Receivables and the Related Security .

(a) Subject to the terms and conditions of this Agreement, the Seller hereby agrees to, on the Conveyance Date, (i) sell or contribute (in accordance with subsection (f) below), transfer, assign, and otherwise convey (collectively, “Sell” and any such sale, transfer, assignment, and/or other conveyance, a “Sale”) to the Purchaser, without recourse (but with personal liability to the extent specifically provided in Section 6.1(a) hereof), and the Purchaser hereby agrees to purchase, all right, title and interest of the Seller in, to and under certain Contracts and the ownership interest or security interest of the Seller in the Equipment, and the Receivables and the Related Security related thereto (collectively, the “Conveyed Assets”), and (ii) transfer, or cause the deposit, into the Collection Account of all Collections and any Advance Payments received by the Seller on account of any Conveyed Assets payable after the Cut‑Off Date and related to such Conveyed Assets (provided that Seller shall also transfer, or cause to be deposited, into the Collection Account any and all then delinquent and not collected Scheduled Payments on account of the Conveyed Assets Sold as of the Conveyance Date), in each case, within two (2) Business Days of the identification thereof.  All Advance Payments shall be held segregated in a sub‑account of the Collection Account until the applicable Collection Period.  The Seller hereby acknowledges that each Conveyance to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Seller (except for the Seller’s ownership interest in the Purchaser).

(b) The Sales of Conveyed Assets by the Seller to the Purchaser pursuant to this Agreement are intended to constitute sales and contributions of all of the Seller’s right, title and interest in, to and under such Conveyed Assets for all purposes, conveying good title thereto, free and clear of any Liens and, except for personal liability to the extent specifically provided in Sections 5.3 and 6.1(a) hereof, without recourse.  With respect to Contracts related to titled Equipment in which the Seller has submited to the applicable titling authority the necessary application for noting the Issuer as owner but to which such applicable titling authority has not yet noted the Issuer as the owner of such titled Equipment, the Seller acknowledges and agrees that any interest it has as reflected in its position as owner under the such titled Equipment is merely bare legal title and is held for the benefit of the Issuer as the true owner of all equitable title.

(c) It is the intention of the Seller and the Purchaser that the Conveyed Assets Conveyed by the Seller to the Purchaser pursuant to this Agreement shall not be part of the Seller’s estate or otherwise considered property of the Seller in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law.

(d) In the event that the Sales of Conveyed Assets by the Seller to the Purchaser pursuant to this Agreement are deemed to be a secured financing (or are otherwise determined not to be absolute assignments of all of the Seller’s right, title and interest in, to and under the Conveyed Assets Conveyed, or purportedly Conveyed hereunder), then (i) the Seller shall be deemed hereunder to have granted to the Purchaser, and the Seller does hereby grant to the Purchaser, a first priority lien and security interest in all of the Seller’s right, title and interest in, to and under such Conveyed Assets, whether now owned or hereafter acquired and all proceeds of, and all amounts received or receivable under any or all of, the foregoing and (ii) this Agreement shall constitute a security agreement under applicable law.

(e) [Intentionally Omitted]

(f) The price paid for the Conveyed Assets which are Conveyed hereunder shall be the Purchase Price with respect thereto.  Subject to the following sentence, such Purchase Price shall be paid by means of an immediate cash payment to the Seller by wire transfer on the Conveyance Date to an account designated by the Seller on or before the Conveyance Date, and documented by means of proper accounting entries upon the accounts and records of the Seller and the Purchaser on the Conveyance Date.  To the extent that the cash amount received for any Conveyed Assets Conveyed by the Seller to the Purchaser hereunder is less than the Purchase Price of such Conveyed Assets at the time of Sale, the shortfall shall be deemed to have been contributed by the Seller to the capital of the Purchaser on the Conveyance Date.  The Seller and the Purchaser intend that the Purchase Price for any Conveyed Assets Conveyed by the Seller to the Purchaser hereunder reflect the fair market value which would be obtained in an arm’s length transaction with an unaffiliated party of such Purchaser, at the time of the applicable Sale.

(g) After giving effect to the Conveyance of the Conveyed Assets, on the Conveyance Date hereunder, the Purchaser shall own the Conveyed Assets Conveyed by the Seller to the Purchaser on the Conveyance Date and the Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Conveyed Assets.

(h) Until the occurrence of an Event of Servicing Termination and the replacement of NewStar Equipment Finance I, LLC as Servicer pursuant to the terms of the Servicing Agreement, NewStar Equipment Finance I, LLC, as Servicer, shall conduct the servicing, administration and collection of the Conveyed Assets Conveyed hereunder and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect such Conveyed Assets, from time to time, all in accordance with the terms of the Servicing Agreement.  In accordance with the Indenture, certain documents relating to Conveyed Assets Conveyed hereunder shall be delivered to and held in trust by the Custodian for the benefit of the Purchaser and its assignees, and the Purchaser hereby instructs the Seller to so deliver such documents to the Custodian.  Such delivery to the Custodian of such documents and the possession thereof by the Custodian is at the will of the Purchaser and its assignees and in a custodial capacity for their benefit only.

(i) On the Conveyance Date (or as otherwise provided in the definition of “Contract File”), the Seller shall deliver to the Custodian on behalf of the Purchaser and any assignee thereof each item contained in the Custodian Contract Files of, and any other chattel paper or instrument (each as defined in the UCC) representing or evidencing, any Conveyed Assets related thereto being Conveyed on the Conveyance Date.

(j) As of the Conveyance Date, the Purchaser expressly disclaims any and all liability whatsoever on the part of the Seller to the extent the Conveyed Assets do not generate sufficient cash flows to cover the obligations of the Purchaser under any financing arrangement on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor.  The Seller shall not pay any specified yield to the Purchaser if the collection time with respect to any Receivable differs from that anticipated collection time as of the Conveyance Date and the Purchaser agrees that it will not have any claim to any specified yield against the Seller.

Article III

CONDITIONS OF CONVEYANCE

Section 3.1 Conditions Precedent to the Conveyance.  The Conveyance hereunder is subject to the condition precedent that the Purchaser shall have received on or before the Conveyance Date under this Agreement, in form and substance satisfactory to the Purchaser:

(i) a copy of this Agreement, duly executed by each of the parties hereto, and an Assignment Agreement, in the form attached hereto as Exhibit A, executed by the Seller and setting forth the Contracts to be Conveyed on the Conveyance Date under this Agreement;

(ii) a copy of resolutions duly adopted by the Seller approving this Agreement, any Assignment Agreements and the other documents to be delivered by it hereunder and the transactions and matters contemplated hereby and thereby, certified by the Seller’s secretary or assistant secretary;

(iii) the certificate of formation of the Seller and a good standing certificate for the Seller issued by the Secretary of State of Delaware, dated as of a recent date;

(iv) a copy of the operating agreement of the Seller, certified by an officer of the Seller;

(v) a certificate of an officer of the Seller certifying the names and true signatures of the officers authorized on behalf of the Seller to sign this Agreement, any Assignment Agreements, and the other documents to be delivered by it hereunder (on which certificate the Purchaser may conclusively rely until such time as the Purchaser shall receive from the Seller a revised certificate meeting the requirements of this subsection (v)) and certifying that all representations and warranties made by the Seller in this Agreement are true and correct in all material respects;

(vi) copies of proper financing statements (on Form UCC‑1) (x) accurately describing the Conveyed Assets related thereto and naming the Seller as the “Debtor/Seller”, the Purchaser as “Secured Party/Purchaser”, and the Trustee on behalf of the Secured Parties as the “Total Assignee of Secured Party/Purchaser”, and (y) other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Purchaser, necessary or advisable to perfect the Purchaser’s ownership or security interest (as the case may be) in all Conveyed Assets;

(vii) copies of properly executed termination statements or statements of release (on Form UCC‑3) or other similar instruments or documents, if any, in form and substance satisfactory for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Purchaser, advisable to release all security interests and similar rights of any Person in the initially Conveyed Assets previously granted by the Seller; provided that, the Seller shall not be required to file or record assignments of any UCC‑1 financing statements or other lien recordings made against any Obligors;

(viii) certified copies of requests for information or copies (or a similar search report certified by a party acceptable to the Purchaser), dated a date reasonably near and prior to the date of the Conveyance, listing all effective financing statements and other similar instruments and documents which name the Seller (under its present name, any previous name or any trade name) as debtor and which are filed in the jurisdictions in which filings are to be made pursuant to such subsections (vi) and (vii) above, together with copies of such financing statements, none of which, except those filed pursuant to subsection (vi), above, shall cover any Conveyed Assets related thereto;

(ix) any necessary third party consents and approvals to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in form and substance satisfactory to the Purchaser; and

(x) one or more favorable opinions of counsel to the Seller, with respect to due organization, good standing, authorization, enforceability, no‑litigation and such other matters as are customarily requested in transactions of the type contemplated by this Agreement.

Section 3.2 Additional Conditions Precedent to Conveyance.  The Conveyance to take place on the Conveyance Date shall be subject to the further conditions precedent that:

(a) The representations and warranties of the Seller contained in Section 4.1 shall be correct on and as of the Conveyance Date in all material respects, as of the Conveyance taking place on the Conveyance Date and to the application of proceeds therefrom, as though made on and as of such date.

(b) The Purchaser shall have received an Assignment Agreement, dated as of the Conveyance Date, executed by the Seller, listing each Contract being Conveyed on the Conveyance Date.

(c) The Seller shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Purchaser, as the Purchaser may reasonably request.

(d) The Seller shall have taken all steps necessary under all applicable law in order to (A) Convey to the Purchaser the Conveyed Assets being Conveyed on the Conveyance Date and (B) ensure that, upon the Conveyance of such Conveyed Assets from the Seller to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired good and marketable title to or a valid and perfected security interest (as the case may be) in the Conveyed Assets, free and clear of any Liens or restrictions on transferability.

(e) The Seller shall have delivered or caused to be delivered to the Custodian, on behalf of the Purchaser, in accordance with Section 4.03(a) of the Indenture, the Custodian Contract File (as defined in the Indenture) related to each Conveyed Asset.

Article IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Seller.  The Seller makes the following representations and warranties, on which the Purchaser relies (x) in acquiring the Conveyed Assets which are Conveyed hereunder and (y) in granting a security interest in such Conveyed Assets to the Trustee under the Indenture.  Such representations and warranties are made with respect to the Conveyed Assets transferred as of the Conveyance Date or at such other times specified below or specified in the Schedule of Representations, but shall survive the Conveyance hereunder of the Conveyed Assets related thereto and the grant of a security interest therein to the Trustee under the Indenture.

(a) Schedule of Representations.  The representations and warranties set forth on the Schedule of Representations are true and correct with respect to all of the Contracts and the other Conveyed Assets which are referred to in the Assignment Agreement dated as of the Conveyance Date (or any annex or schedule thereto) delivered by the Seller to the Purchaser on the Conveyance Date.

(b) Organization and Good Standing.  The Seller has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the organizational power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted (except where such failure would not have a material adverse effect on the business or financial condition of the Seller), and now has and maintains at all relevant times the organizational power, authority and legal right to acquire and own the Conveyed Assets which are Conveyed hereunder.

(c) Due Qualification.  The Seller is duly qualified to do business, is in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals (except where the failure to be so qualified, or to have obtained such licenses and/or approvals would not have a material adverse effect on (x) the legality, validity or enforceability of the Contracts, (y) the Trustee’s security interest in the Contracts or (z) the collectability of the Contracts).

(d) Power and Authority.  The Seller has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has the full power and authority to Convey the Conveyed Assets to be Conveyed to the Purchaser hereunder and has duly authorized such Conveyance to the Purchaser by all necessary organizational action and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Seller by all necessary organizational action.

(e) Valid Conveyance; Binding Obligations.  This Agreement, the initial Assignment Agreement and the other Transaction Documents to which the Seller is party have been and, in the case of each Assignment Agreement delivered after the date hereof, will be duly executed and delivered by the Seller, and this Agreement shall effect valid Conveyance of the Conveyed Assets related thereto, enforceable against the Seller and creditors of and purchasers from the Seller, and this Agreement and such other Transaction Documents shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(f) No Violation.  The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by‑laws of the Seller, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, agreement, mortgage, deed of trust or other instrument, other than liens created under the Transaction Documents, or, to the best of the Seller’s actual knowledge, violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

(g) No Proceedings.  There are no proceedings or investigations pending or, to the best of the Seller’s actual knowledge, threatened against the Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement or any of the other Transaction Documents to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents to which it is a party, or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents to which it is a party.

(h) No Consents.  The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement except those which may have been obtained, effected or made.

(i) Approvals.  All approvals, authorizations, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby (including each Conveyance of the Conveyed Assets to the Purchaser) have been or will be taken or obtained on or prior to the date hereof or the Conveyance Date.

(j) Chief Executive Office.  The chief executive office of the Seller and the office where the Seller keeps its records regarding the Contracts (other than those delivered to the Custodian or held by NewStar Equipment Finance I, LLC, as Servicer) is located at 500 Boylston Street, Suite 1250, Boston, MA  02116. The Seller’s legal name is as set forth in this Agreement; other than as disclosed on Schedule B hereto, the Seller has not changed its name since the date of its formation; the Seller does not have tradenames, fictitious names, assumed names or “doing business as” names other than as disclosed on Schedule B hereto.

(k) Solvency.  The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents.  The Seller, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will have an adequate amount of capital to conduct its business in the foreseeable future.

(l) Accounting Treatment.  For accounting purposes, the Seller will treat the transactions effected by this Agreement as sales of property to, or contributions of property to the capital of, the Purchaser in accordance with GAAP.  The Seller’s financial records shall reflect that the assets Conveyed hereunder have been Conveyed to the Purchaser, are no longer owned by the Seller and are not intended to be available to the creditors of the Seller; provided, however, it being understood that the assets and liabilities of the Purchaser may appear on the consolidated financial statements of the Seller.

(m) Compliance With Laws.  The Seller has complied in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to the Conveyed Assets.

(n) Taxes.  The Seller has filed on a timely basis all tax returns (including, without limitation, foreign, federal, state and local income tax returns) required to be filed, is not liable for taxes payable by any other Person (other than any Person within the Seller’s consolidated group or similar group, as long as no such taxes payable are delinquent and if adequate reserves are being maintained therefor) and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Seller other than those being disputed in good faith by appropriate proceedings and in respect of which no penalty may be assessed from such contest and it has made proper reserves on its books.  No tax lien or similar adverse claim has been filed, and the Seller has received no notice of any claim being asserted, with respect to any such tax, assessment or other governmental charge.

(o) Request Notices.  Each Request Notice is accurate in all material respects.

(p) Assignment Agreements.  Each Assignment Agreement is accurate in all material respects.

(q) No Liens, Etc.  The Conveyed Assets to be Conveyed to the Purchaser hereunder will be transferred by the Seller to the Purchaser free and clear of any Liens or restrictions on transferability, and the Seller has the organizational power and lawful authority to Convey the Conveyed Assets and, upon Conveyance thereof hereunder, the Purchaser will have acquired good and marketable title to or a valid and perfected interest (as the case may be) in such Conveyed Assets, free and clear of any Liens or restrictions on transferability.  No effective financing statement or other instrument similar in effect covering all or any part of any Conveyed Assets Conveyed hereunder is on file in any recording office, except such as may have been filed in favor of the Trustee as “Secured Party” or “Assignee” or except as shall be released upon the Conveyance of such Conveyed Assets to the Purchaser.

(r) [Intentionally Omitted].

(s) No Default.  The Seller is not in default under or with respect to any contract, agreement, lease or other instrument to which the Seller is a party and which has a material adverse effect on the Seller’s condition (financial or otherwise), business, operations or properties, or would reasonably be likely to have such an effect on the ability of the Seller to carry out its obligations under this Agreement and the other Transaction Documents to which the Seller is a party.

(t) Financial or Other Condition.  There has been no material adverse change in the condition (financial or otherwise), business, operations, results of operations, or properties of the Seller since December 31, 2014.

(u) Investment Company Status.  The Seller is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.  The consummation of the transactions contemplated by this Agreement and the other Transaction Documents by the Seller will not violate any provision of the Investment Company Act of 1940 or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

(v) Membership Interests.  All of the membership interests of the Purchaser are and will be held directly by the Seller.

(w) Separate Entity.  The Seller is an entity with assets and liabilities distinct from those of the Purchaser, and the Seller hereby acknowledges that the parties to the Transaction Documents are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a separate legal entity from the Purchaser.

(x) Intent of the Seller.  The Seller has not Conveyed any interest in any Conveyed Assets related thereto to the Purchaser with any intent to hinder, delay or defraud any of the Seller’s creditors.

(y) Consideration.  The Seller has received fair consideration and reasonably equivalent value in exchange for the Conveyance of the related Conveyed Assets hereunder.

(z) Margin Regulations.  No proceeds of any Conveyance hereunder will be used by the Seller for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

Section 4.2 Representations and Warranties of the Purchaser.  The Purchaser makes the following representations and warranties, on which the Seller relies in Conveying the related Conveyed Assets to the Purchaser hereunder on the Conveyance Date.  Such representations and warranties are made as of the execution and delivery of this Agreement and, with respect to the Conveyed Assets Conveyed hereunder, as of the Conveyance Date, but shall survive the Conveyance of such Conveyed Assets hereunder and the grant of a security interest in such Conveyed Assets by the Purchaser under the Indenture.

(a) Organization and Good Standing.  The Purchaser has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, with the organizational power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted (except where such failure would not have a material adverse effect on the business or financial condition of the Purchaser), and now has and maintains at all relevant times the organizational power, authority and legal right to acquire and own the related Conveyed Assets Conveyed hereunder.

(b) Due Qualification.  The Purchaser is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals (except where the failure to be so qualified, or to have obtained such licenses and/or approvals would not have a material adverse effect on (x) the legality, validity or enforceability of the Contracts, (y) the Trustee’s security interest in the Contracts or (z) the collectability of the Contracts).

(c) Power and Authority.  The Purchaser has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, and to carry out the terms hereof and thereof, and to acquire the Conveyed Assets Conveyed to it hereunder; and, the execution, delivery and performance of this Agreement, all of the documents required pursuant hereto and the other Transaction Documents to which it is a party, have been duly authorized by the Purchaser by all necessary organizational action.

(d) No Consent Required.  The Purchaser is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any Governmental Authority, bureau or agency in connection with the execution, delivery or performance of this Agreement, the Indenture and the other Transaction Documents to which it is a party, except for such as have been obtained, effected or made.

(e) Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(f) No Violation.  The execution, delivery and performance by the Purchaser of this Agreement, the consummation of the transactions contemplated by this Agreement, the Indenture and the other Transaction Documents to which it is a party and the fulfillment of the terms of this Agreement, the Indenture and the other Transaction Documents to which it is a party do not and will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of the Purchaser, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, agreement, mortgage, deed of trust or other instrument (other than liens created hereunder or under the Transaction Documents), or, to the best of the Purchaser’s actual knowledge, violate any law or any order, rule or regulation, applicable to the Purchaser or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties.

(g) No Proceedings.  There are no proceedings or investigations pending, or, to the best of the Purchaser’s actual knowledge, threatened against the Purchaser before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the Transaction Documents to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the Transaction Documents to which it is a party, or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect (other than an inconsequential adverse effect) on the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement, the Indenture or any of the Transaction Documents to which it is a party.

(h) Consideration.  The Purchaser has given fair consideration and reasonably equivalent value in exchange for the Conveyance of the related Conveyed Assets hereunder.

Article v

COVENANTS OF THE SELLER

Section 5.1 Protection of Title of the Purchaser.

(a) On or prior to the Closing Date, the Seller shall have filed or caused to be filed UCC‑1 initial financing statements, executed by the Seller as seller or debtor, naming the Purchaser as purchaser or secured party, naming the Trustee on behalf of the Secured Parties as assignee and describing the Conveyed Assets being Conveyed by it to the Purchaser as collateral, with the office of the Secretary of State of the State of Delaware.  Without limiting the foregoing, the Seller hereby authorizes the Purchaser to prepare and file such UCC‑1 financing statement.  From time to time thereafter, the Seller shall authorize, execute (as applicable) and file such financing statements and cause to be executed (if applicable) and filed such continuation statements, all in such manner and in such places as may be required by law (or deemed necessary or advisable by the Purchaser) to fully perfect, preserve, maintain and protect the interest of the Purchaser under this Agreement, and the security interest of the Trustee under the Indenture, in the Conveyed Assets which are Conveyed hereunder and in the proceeds thereof.  The Seller shall deliver (or cause to be delivered) to the Purchaser, the Custodian, the Trustee and the Back‑up Servicer file‑stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.  In the event that the Seller fails to perform its obligations under this subsection, the Purchaser or, if an Event of Default has occurred and is continuing, the Trustee as directed by the Control Party may perform such obligations, at the expense of the Seller, and the Seller hereby authorizes the Purchaser or, if an Event of Default has occurred and is continuing, the Trustee and grants to the Purchaser and the Trustee an irrevocable power of attorney to take any and all steps in order to perform such obligations in the Seller’s or in its own name, as applicable, and on behalf of the Seller, as are necessary or advisable, in the determination of the Purchaser or the Trustee as directed by the Control Party.

(b) On or prior to the Conveyance Date hereunder, the Seller shall take all steps necessary under applicable law in order to transfer and assign to the Purchaser the Conveyed Assets being Conveyed on the Conveyance Date to the Purchaser so that, upon the Conveyance of such Conveyed Assets from the Seller to the Purchaser pursuant to the terms hereof on the Conveyance Date, the Purchaser will have acquired good and marketable title to or a valid and perfected ownership or security interest (as the case may be) in such Conveyed Assets, free and clear of any Liens or restrictions on transferability.  On or prior to the Conveyance Date hereunder, the Seller shall take all steps required under applicable law in order for the Purchaser to grant to the Trustee a first priority perfected security interest in the Contracts being Conveyed to the Purchaser on the Conveyance Date and, from time to time thereafter, the Seller shall take all such actions as may be required by applicable law (or deemed necessary or advisable by the Purchaser or, if an Event of Default has occurred and is continuing, the Trustee) to fully preserve, maintain and protect the Purchaser’s ownership interest in, the Conveyed Assets which have been Conveyed to the Purchaser hereunder.

(c) With respect to each Contract Conveyed hereunder, the Seller shall, prior to or on the Conveyance Date, (i) take or cause to be taken all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable perfected, security or ownership interest to exist in the Seller’s favor in the Equipment securing such Contract, (ii) have assigned such perfected security or ownership interest in the Equipment referred to in clause (i) above to the Purchaser by means of a Conveyance hereunder, and (iii) take or cause to be taken all steps necessary under all applicable law in order to allow the Purchaser to assign such perfected security interest in the Equipment or to grant a security interest in any Equipment owned by the Purchaser, as applicable, referred to in clause (i) above to the Trustee pursuant to the Granting Clause of the Indenture.

(d) The Seller shall not change its name, identity, or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller (or by the Purchaser on behalf of the Seller) in accordance with paragraph (a) above seriously misleading within the meaning of § 9‑506 of the UCC (or any similar provision of the UCC), unless the Seller shall have given the Purchaser, the Servicer and the Trustee at least thirty (30) days prior written notice thereof, and shall promptly file, and hereby authorizes the Purchaser or the Trustee to file in the event the Seller fails to promptly do so, appropriate financing statement amendments to all previously filed and then effective financing statements and continuation statements naming the Seller as debtor, the Purchaser as secured party and Conveyed Assets as collateral.

(e) The Seller shall give the Purchaser, the Servicer, the Trustee and the Rating Agency at least thirty (30) days prior written notice of any change in its jurisdiction of formation, if, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed and then effective financing or continuation statement naming the Seller as debtor, the Purchaser as secured party and Conveyed Assets as collateral.  The Seller shall at all times maintain its jurisdiction of formation, each office from which it services Contracts and its principal executive office within the United States of America.

(f) The Seller shall maintain its computer systems so that, from and after the time of Conveyance under this Agreement of the Conveyed Assets to the Purchaser and the grant of a security interest in such Conveyed Assets by the Purchaser to the Trustee, the Seller’s master computer records (including archives) that shall refer to such a Conveyed Asset indicate clearly that such Conveyed Asset has been Conveyed to the Purchaser hereunder and pledged by the Purchaser under the Indenture.  Indication of the security interest of the Trustee in a Conveyed Asset Conveyed hereunder shall be deleted from or modified on the Seller’s computer systems when such Conveyed Contract shall be (i) paid off by the related Obligor, (ii) liquidated by the Servicer pursuant to the Servicing Agreement, (iii) purchased or substituted by the Seller in accordance with Section 6.1 or 6.2 hereof, (iv) substituted by the Servicer in accordance with Section 3.04 of the Servicing Agreement or (v) released by the Trustee pursuant to Section 4.07 of the Indenture.

(g) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in any loan, installment sale contract or lease receivables to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print‑outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Conveyed Asset Conveyed hereunder, shall indicate clearly that such Conveyed Asset has been so Conveyed to the Purchaser and is subject to a security interest in favor of the Trustee.

(h) Not later than ninety (90) days after the Conveyance Date, the Seller shall have delivered to the Custodian on behalf of the Purchaser copies of properly executed termination statements or statements of release (on Form UCC‑3) or other similar instruments or documents, if any, in form and substance satisfactory for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Purchaser, advisable to release all security interests and similar rights of any Person (other than the Purchaser or the Trustee) in the Conveyed Assets previously granted by the Seller.

(i) On the Conveyance Date (or as otherwise provided in the definition of “Contract File”), the Seller shall have delivered to the Custodian on behalf of the Purchaser each item contained in the Custodian Contract Files of, and any other chattel paper or instrument (each as defined in the UCC) representing or evidencing, any Conveyed Assets being Conveyed on the Conveyance Date.

(j) The Seller covenants that all financial statements or other statements, including, but not limited to, tax filings and the annual financial statements of the Seller (including any consolidated financial statements), shall disclose the effects of the transactions contemplated by this Agreement as a sale or capital contribution of Conveyed Assets to the Purchaser.

Section 5.2 Other Liens or Interests.  Except for the Conveyances hereunder, the Seller will not sell, pledge, assign, transfer or otherwise convey to any Person (other than the Purchaser or the Trustee), or grant, create, incur, assume or suffer to exist any Lien on the Conveyed Assets Conveyed hereunder or any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser and the Trustee in and to such Conveyed Assets against all Liens of third parties claiming through or under the Seller.  To the extent that any Contract contains a provision stating that the Equipment which is the subject of such Contract shall at any time secure any debt of the related Obligor to the Seller other than under such Contract, the Seller agrees that any security interest in its favor arising from such a provision shall be subordinate to the security interest (and, in the event of enforcement of such security interest by the Purchaser, the ownership interest) of the Purchaser in such Equipment.

Section 5.3 Costs and Expenses.  The Seller shall pay all reasonable, documented costs and disbursements in connection with the performance of its obligations hereunder and the Transaction Documents to which it is a party.

Article vI

PURCHASES BY THE SELLER

Section 6.1 Purchases by the Seller.

(a) In the event of the occurrence of (i) a Warranty Purchase Event or (ii) the Seller’s repurchase obligation set forth in Section 3.01(c)(xiii) of the Servicing Agreement (the foregoing repurchase events, “Repurchase Events”), the Seller shall, unless such Repurchase Event shall have been cured in all material respects or waived by the Control Party, purchase each Contract and related Conveyed Assets Conveyed hereunder which is affected by such Repurchase Event from the Purchaser on or before the first Payment Date following the month of the discovery by or notice (from any Person) to the Seller of such Repurchase Event, and the Seller shall pay to the Purchaser (by means of a transfer to the Collection Account) the Prepayment Amount of each such Contract and the related Conveyed Assets determined as of the date of the purchase thereof from the Purchaser.  Notwithstanding any other provision of this Agreement or the Indenture to the contrary, the obligation of the Seller under this Section shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or the Purchaser to perform any of their respective obligations with respect to such Contract under the Servicing Agreement or the Indenture, respectively.  It is understood and agreed that the obligation of the Seller to cure a Repurchase Event or purchase the Contracts and the related Conveyed Assets Conveyed hereunder which are affected by such Repurchase Event shall (i) constitute the sole remedy against the Seller with respect to such Repurchase Event available to the Purchaser, the Trustee, the Secured Parties, the other parties to the Transaction Documents or any other Person and (ii) not be intended to, and shall not, constitute a guaranty of the collectability or payment of any Contract or the Related Security related thereto which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the related Obligor.

(b) To the extent that the Servicer has not exercised its right to deliver a Substitute Contract with respect to any Defaulted Contract, Delinquent Contract, Credit Impaired Contract, Discretionary Contract or Contract as to which a Prepayment has occurred under Section 3.04 of the Servicing Agreement, the Seller shall have the limited right to repurchase any Defaulted Contract, Delinquent Contract, Credit Impaired Contract, Discretionary Contract or Contract as to which a Prepayment has occurred upon not less than two (2) Business Days’ prior written notice to the Purchaser (the “Repurchase Notice”); provided, however, that, the following conditions must be satisfied: (a) (x) the sum of (1) the aggregate Discounted Contract Balance of Contracts that are being replaced with Substitute Contracts (as measured on their respective Cut-Off Dates) pursuant to Section 3.04(b) of the Servicing Agreement, and (2) the aggregate Discounted Contract Balance of Contracts (as measured on their respective Cut-Off Dates) repurchased by the Servicer or the Originator pursuant to Section 3.04(e) of the Servicing Agreement with respect to Defaulted Contracts, Delinquent Contracts and Credit Impaired Contracts, but excluding, in each case, Contracts repurchased or substituted pursuant to breaches of representations by the Originator pursuant to Section 6.1(a) of the Purchase and Contribution Agreement, cannot exceed 10% of the aggregate Discounted Contract Balance of all Initial Contracts (as measured on the Initial Cut‑Off Date) and (y) the sum of (1) the aggregate Discounted Contract Balance of Contracts that are being replaced with Substitute Contracts (as measured on their respective Cut-Off Dates) pursuant to Section 3.04(b) of the Servicing Agreement and (2) the aggregate Discounted Contract Balance of Contracts (measured on their respective Cut‑Off Dates) repurchased pursuant to Section 3.04(e) of the Servicing Agreement or substituted by the Servicer or the Originator pursuant to Section 3.04(b) of the Servicing Agreement with respect to Defaulted Contracts, Delinquent Contracts, Credit Impaired Contracts, Discretionary Contracts and Contracts as to which a Prepayment has occurred, but excluding, in each case, Contracts repurchased or substituted pursuant to breaches of representations by the Originator pursuant to Section 6.1(a) of the Purchase and Contribution Agreement, cannot exceed 15% of the aggregate Discounted Contract Balance of all Initial Contracts (as measured on the Initial Cut‑Off Date); and (b) (i) as of the related Cut‑Off Date, the Substitute Contracts then being transferred have a Discounted Contract Balance that is not less than the Discounted Contract Balance of the Contracts being replaced, (ii) at the date of transfer, the NewStar Risk Rating of such Substitute Contract shall not be higher than (i.e. worse than) the rating of the Contract that it replaced; (iii) the Servicer will provide the Rating Agency notice of a Substitute Contract; (iv) if the current Discounted Contract Balance of the Contract being removed is greater than $1,000,000 and exceeded 2.5% of the aggregate Discounted Contract Balance of all Contracts as of the Calculation Date immediately preceding such substitution, the Rating Agency Condition must be satisfied with respect to such substitution; (v) if such Substitute Contract is a Third Party Collected Lease, the related third party agent must be an approved third party agent as set forth in the Credit and Collection Policy; (vi) if such Substitute Contract has a balloon payment, then such final contractual payment cannot exceed the greater of (A) 7.5% of the related Equipment's original equipment cost or (B) the balloon payment of the Contract being replaced; (vii) the last remaining Scheduled Payment date under such Substitute Contracts shall not be later than the latest Stated Maturity Date for the Notes; and (viii) such Substitute Contracts do not have remaining terms which would materially extend the life of the Notes.  Such Repurchase Notice shall specify the date on which the Seller desires that such repurchase occur (such date, the “Repurchase Date”), and shall identify each Defaulted Contract, Delinquent Contract, Credit Impaired Contract, Discretionary Contract or Contract as to which a Prepayment has occurred to be included in such repurchase.  On the Repurchase Date, the Seller shall pay to the Purchaser (by means of a transfer to the Collection Account) the applicable Prepayment Amount.

Section 6.2 Reassignment of Purchased Contracts.  Upon deposit in the Collection Account of the applicable Prepayment Amount, the Purchaser shall (and shall request the Trustee to) take such steps as may be reasonably requested by the Seller in order to assign to the Seller all of the Purchaser’s and the Trustee’s right, title and interest in and to the Conveyed Assets related to the repurchased Contract (including all security and documents) Conveyed to the Purchaser and the Trustee, without recourse, representation or warranty of any kind, except as to the absence of Liens created by or arising through the Purchaser or the Trustee.  Such assignment shall be a sale and assignment outright, and not for security.  If, following the transfer of a Contract to the Seller pursuant to Section 6.1, in any enforcement suit or legal proceeding, it is held that the Seller may not enforce any such Contract or any of the other related Conveyed Assets on the ground that it shall not be a party in interest or a holder entitled to enforce such Contract or such other related Conveyed Asset, the Purchaser shall, at the expense of the Seller, take such steps as the Seller deems reasonably necessary to enforce such Contract or such other related Conveyed Asset, including bringing suit in the Purchaser’s name.

Section 6.3 Waivers.  No failure or delay on the part of the Purchaser, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

Article vII

MISCELLANEOUS

Section 7.1 Liability of the Seller.  The Seller shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by the Seller and with respect to its representations and warranties in this Agreement and in any Assignment Agreement.

Section 7.2 Limitation on Liability of the Seller and Others.  The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel respecting any matters arising under this Agreement.  The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, the Indenture or the other Transaction Documents to which it is a party.

Section 7.3 Amendment.  This Agreement may be amended or modified from time to time by the parties hereto, with the prior written consent of the Trustee, at the direction of the Control Party, but only by an instrument in writing signed by each of the parties hereto; provided that no such amendment shall, without the consent of each Noteholder, modify this Section 7.3 or have the effect of amending this Agreement or any other Transaction Document in a manner that would require, mutatis mutandis, the consent of all Noteholders under Section 10.02 of the Indenture.  Any amendment or modification effected contrary to the provisions of this Section 7.3 shall be null and void ab initio.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.4 Notices.  All demands, notices and communications to the Seller or the Purchaser hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of the Seller at the following address: 500 Boylston Street, Suite 1250, Boston, MA  02116 or such other address as shall be designated by the Seller in a written notice delivered to the Purchaser, (b) in the case of the Purchaser at the following address: 500 Boylston Street, Suite 1250, Boston, MA  02116 or such other address as shall be designated by a party in a written notice delivered to the other party, and (c) in the case of the Rating Agency at the following address: DBRS, Inc., 140 Broadway, New York, New York 10005, Attention: ABS Surveillance, Facsimile No. (212) 806‑3201.

Section 7.5 Merger and Integration.  Except as specifically stated otherwise herein, this Agreement, the Indenture and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the Indenture and the other Transaction Documents.  This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 7.6 Severability of Provisions.  If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.7 GOVERNING LAW; JURY WAIVER; CONSENT TO JURISDICTION.  (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE CONVEYED ASSETS, OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK OR EXCEPT FOR SECTIONS 5‑1401 AND 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREUNDER.

(c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON‑EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON

THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 7.8 Counterparts.  For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.9 Non‑petition Covenant.  Until one year and one day after the latest maturing obligation of the Purchaser under the Indenture shall be paid in full, the Seller shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser; provided that nothing herein shall preclude the Seller from filing a proof of claim or joining in any bankruptcy, insolvency or similar proceeding after the commencement thereof.  The Seller agrees that damages will not be an adequate remedy for a breach of this covenant and that this covenant may be specifically enforced by the Purchaser or any assignee thereof.

Section 7.10 Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser and their respective successors and assigns; provided, however, that the Seller may not assign or delegate its obligations hereunder without the prior written consent of the Purchaser and the Trustee.  The Purchaser may collaterally assign its rights hereunder to the Trustee, and the Trustee shall have all rights of the Purchaser under this Agreement (as if the Trustee were the Purchaser hereunder).

(b) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the earlier of (x) such time when all of the Contracts Conveyed hereunder are collected in full; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV hereof and pursuant to any Assignment Agreement and the provisions of Article V and Section 7.9 shall be continuing and shall survive any termination of this Agreement and (y) the satisfaction and discharge of the Indenture.

Section 7.11 Third Party Beneficiary.  Each of the parties hereto hereby acknowledges that the Purchaser intends to pledge the Conveyed Assets and collaterally assign all of its rights under this Agreement to the Trustee, and the Seller hereby consents to such collateral assignment.  The Trustee shall be a third party beneficiary of, and shall be entitled to enforce in accordance with the Indenture the Purchaser’s rights and remedies under, this Agreement to the same extent as if it were a party hereto.

Section 7.12 Term.  This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the later of (a) the payment in full with respect to each Contract Conveyed hereunder and (b) the satisfaction and discharge of the Indenture.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NewStar Equipment Finance I, LLC

By:	/s/ JOHN J. FRISHKOPF
	Name:	John J. Frishkopf
	Title:	Treasurer

NewStar Commercial Lease Funding 2015‑1 LLC

By:	/s/ JOHN J. FRISHKOPF
	Name:	John J. Frishkopf
	Title:	Treasurer

[Signature Page to Purchase and Contribution Agreement ‑ 1 of 1]

EXHIBIT A

FORM OF ASSIGNMENT AGREEMENT

ASSIGNMENT AGREEMENT, dated as of ________ __, 201__ (this “Assignment Agreement”) between NewStar Equipment Finance I, LLC (the “Seller”) and NewStar Commercial Lease Funding 2015‑1 LLC (the “Purchaser”).

1. We refer to the Purchase and Contribution Agreement (the “Purchase and Contribution Agreement”) dated as of September 1, 2015 between the Seller and the Purchaser.  All provisions of the Purchase and Contribution Agreement are incorporated herein by reference.  All capitalized terms used herein and not defined herein shall have the meanings set forth in the Purchase and Contribution Agreement.

2. The Seller does hereby Convey, to the Purchaser, without recourse (except to the extent specifically provided in the Purchase and Contribution Agreement), for the purchase price of $_____________ (the “Purchase Price”) and the Purchaser hereby acquires, all right, title and interest of the Seller in, to and under the Contracts identified as such on Annex A hereto and the Related Security related thereto (including, without limitation, all right, title and interest of the Seller in and to the Equipment related to each such Contract) pursuant to the Purchase and Contribution Agreement.

3. The Seller represents and warrants that all of the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule A (to the extent applicable) are true and correct as of the date hereof with respect to all of the Contracts transferred as of the date hereof (unless such representation and warranty relates to a prior date).

4. With respect to the Contracts transferred on the date hereof and otherwise in connection with the transfer of such Contracts, the Seller does hereby remake the representations and warranties set forth in Section 4.1 of the Purchase and Contribution Agreement with full force and effect as if the same were fully set forth herein (unless such representation and warranty relates to a prior date).

Assignment Agreement

(Purchase and Contribution Agreement)

IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NewStar Equipment Finance I, LLC

By:
Name:
Title:

NewStar Commercial Lease Funding 2015‑1 LLC

By:
Name:
Title:

[Signature Page to PCA Assignment Agreement – 1 of 1]

ANNEX A

(TO ASSIGNMENT AGREEMENT)

[Seller to attach]

Assignment Agreement

(Purchase and Contribution Agreement)

SCHEDULE A

REPRESENTATIONS AND WARRANTIES OF THE SELLER WITH RESPECT TO

CONTRACTS REFERRED TO IN ANY ASSIGNMENT AGREEMENT

The following representations and warranties are made by the Seller as of the date of any Assignment Agreement delivered by the Seller to the Purchaser with respect to the Contracts related to the Receivables which are referred to in such Assignment Agreement (or any schedule thereto).

1. Its interest in the Equipment subject to the Contract has been validly sold to the Issuer and is free and clear of all Liens except certain Permitted Liens.

2. Other than with Equipment Loans and certain Lease Discounting Obligations, such Contract contains a “hell or high water” clause that unconditionally obligates the related Obligor to make Scheduled Payments (including taxes), notwithstanding any casualty, loss or other damage to the Equipment.

3. Other than with Equipment Loans and certain Lease Discounting Obligations, such Contract either does not contain any early termination or prepayment option or, if it does have such an option, it requires payment by the Obligor in an amount equal to or greater than the Discounted Contract Balance and any delinquent Scheduled Payments with respect to such Contract. (iii) Other than with Equipment Loans, certain Lease Discounting Obligations and the Permitted Ownership Arrangement, such Contract either does not contain any early termination or prepayment option or, if it does have such an option, it requires payment by the Obligor in an amount equal to or greater than the Discounted Contract Balance and any delinquent Scheduled Payments with respect to such Contract.

4. Such Contract is denominated in U.S. dollars and all Scheduled Payments thereunder are payable in U.S. dollars. No payment is due from any person that does not have a mailing address in the United States.

5. The Equipment and the Obligor are both located in the United States.

6. All payments payable under such Contract are absolute, unconditional obligations of the related Obligors without (except with respect to a breach of an Obligor’s right of quiet enjoyment of the related Equipment) right to rescission, offset, defense or counterclaim for any reason.

7. Such Contract requires the related Obligor to (i) maintain customary physical damage insurance covering the Equipment, (ii) maintain the Equipment in working condition, reasonable wear and tear excepted, (iii) bear all the costs of operating the Equipment (including the taxes, maintenance and insurance relating thereto), and (iv) assume all risk of loss or malfunction of the Equipment.

8. Such Contract provides that the lessor may accelerate all Contract payments if the related Obligor is in default under such Contract.

9. Such Contract provides for periodic contract payments, which are principally due and payable on either a monthly or quarterly basis, and the next payment due date is within one month (for monthly Contracts) or three months (for quarterly Contracts) of the related Transfer Date (provided that with respect to any Contracts that have made a Scheduled Payment in advance of the due date therefor, the next periodic contract payment will not be due until the due date immediately following the due date for which such Scheduled Payment was due).

10. Other than with Equipment Loans, certain Lease Discounting Obligations and the Permitted Ownership Arrangement, such Contract provides that in the event of a casualty loss, the lessor may require the related Obligor, at the related Obligor’s expense, to pay the lessor the sum of all unpaid rents and other payments due under such Contract, all accelerated future payments due under such Contract (discounted to a present value payoff amount) and the Booked Residual of the Equipment.

11. Such Contract provides that the related Obligor may not elect to utilize any Security Deposit thereunder to offset any Scheduled Payment thereunder.

12. Such Contract includes only the remaining non‑cancelable contractual payments purchased and funded, and no such payment will be payable later than the maximum remaining term of such Contract, which will not exceed 90 months.

13. The Discounted Contract Balance with respect to such Contract does not include any residual value ascribed to the Equipment, or the amount of any Security Deposits held by the Originator (or its assigns) or the Servicer.

14. Such Contract will not have been modified, waived, altered or amended in any way by the Servicer except to the extent otherwise permissible under Servicer’s Credit and Collections Policy.

15. The Custodian is in possession of the Contract File with respect to such Contract.

Sch. A‑1

16. Such Contract was created in compliance with, has been serviced in compliance with and does not contravene in any material respect, any applicable law or regulation. No Contract has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Contract or any Receivable is unlawful, void or voidable.

17. Such Contract (i) will at all times be the legal, valid and binding payment obligation of the related Obligor, enforceable against such related Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), (ii) has been fully and properly executed by the parties thereto, and (iii) contains customary and enforceable provisions such as the rights and remedies of the holder thereof are adequate for realization against any related collateral.

18. Such Contract has not been satisfied, subordinated or rescinded.

19. No tax is owed in connection with the sale to the Issuer except as paid.

20. Such Contract is not subject to any enforceable provision prohibiting the transfer of such Contract from the Originator to the Issuer or the pledge of such Contract by the Issuer to the Trustee for the benefit of the Secured Parties.

21. Such Contract is either (a) not subject to any foreign withholding tax or (b) provides for a “gross‑up” or indemnity of any payments upon the imposition of any such tax.

22. Such Contract is secured by a first priority perfected security or ownership interest in the related Equipment.

23. The origination or acquisition of such Contract has been underwritten by the Originator in accordance with its underwriting guidelines.

24. At the time of the Originator’s origination of such Contract and as of the relevant Transfer Date, the related Obligor thereunder was not subject to an Insolvency Event except where the related Obligor has assumed such Contract.

25. The Originator has transferred good and marketable title to the Contract and the Originator’s interest in the related Equipment to the Issuer.

26. Such Contract does not have a Discounted Contract Balance in excess of $71,000,000.

27. Such Contract is not a Defaulted Contract or a Contract as to which more than 10% of a Scheduled Payment remains unpaid for 61 days or more from the original due date for such payment without regard to any Servicer Advance.

28. If such Contract is related to titled Equipment in which the Originator has a security interest, the Originator will have its (or its nominee's) name noted as lienholder on the Closing Date with respect to the Initial Contracts, and, on the applicable Transfer Date (with respect to any other Contracts), the Originator will submit, to the applicable titling authority the necessary application for noting the Originator (or its nominee) as the lienholder.  With respect to Contracts related to titled Equipment in which the Originator has an ownership interest, on the Closing Date (with respect to the Initial Contracts) and on the applicable Transfer Date (with respect to Substitute Contracts) the Originator will submit to the applicable titling authority the necessary application for noting the Issuer as the owner with respect to such titled Equipment.

29. None of the Equipment on such Contract is in repossession status.

30. Such Contract constitutes “chattel paper” or an “instrument” as defined in the UCC of each State the law of which governs the perfection of the interest granted in it and/or the priority of such perfected interest.

31. All information in Annex A to the “Assignment Agreement” delivered for such Contract is true and correct in all material respects as of the date of such Assignment Agreement.

32. No Obligor is a governmental entity where the related Contract is subject to governmental appropriation risk.

33. Such Contract was originated by the Originator or NewStar Financial, Inc. or, in the case of a Permitted Ownership Arrangement, through a Grantor Trust in the ordinary course of business and in accordance in all material respects with the Credit and Collection Policy as in effect at the time of such origination or provided any exception has been approved by the Investment Committee and the Underwriting Committee of the Servicer (in each case, as described in the Credit and Collection Policy).

34. The Contract is not a “consumer lease” as defined in Section 2A 103(1)(e) of the UCC.

35. The Contract provides that the Servicer may accelerate, or cause the acceleration of, all remaining Scheduled Payments or, with respect to a True Lease, may demand, or cause the demand of, payment of a stipulated loss amount as liquidated damages provided that amount shall not be less than an amount equal to the Discounted Contract Balance of such Contract, if the Obligor is in default after any applicable cure period under any of its obligations under such Contract (for the sake of clarity, for purposes of this item, “Contract,” when referring to Permitted Ownership Arrangement Equity, shall mean the Permitted Ownership Arrangement Equity together with the related Aircraft Lease).

Sch. A‑2

36. Either (i) the Contract does not require the prior written notification to or consent of a Obligor or contain any other restriction on the transfer or assignment of the Contract by the Originator or Qualified Third Party Agent or the Issuer or (ii) the Contract requires delivering of notice to or consent of the related Obligor and such notification or consent shall have been obtained prior to its Transfer Date.

37. (i) Prior to the sale to the Issuer, the Originator or the Grantor Trust owned the Contract and such Contract was free and clear of all Liens (other than Permitted Liens); (ii) other than with respect to a Permitted Ownership Arrangement, following the transfer of such Contract to the Issuer by the Originator pursuant to the Purchase Agreement, the Issuer owns the Contract and the related assets free and clear of any Lien (other than Permitted Liens); (iii) with respect to a Permitted Ownership Arrangement, following the transfer of the Permitted Ownership Arrangement Equity to the Issuer by the Originator pursuant to the Purchase Agreement, the Issuer owns the Permitted Ownership Arrangement Equity free and clear of any Lien (other than Permitted Liens), and the Grantor Trust owns the Aircraft Lease and related assets free and clear of all Liens (other than Permitted Liens) and has entered into a Permitted Ownership Arrangement guarantee for the benefit of the Trustee secured by a collateral assignment of the Aircraft Lease and mortgage on the related assets to the Trustee so long as the Trustee agrees for the benefit of the lessee under such Aircraft Lease that, in the absence of an event of default thereunder, it will not disturb such lessee’s quiet enjoyment of the related assets leased thereunder.

38. No person (other than the Issuer, the related Obligor or the Owner Trustee or Grantor Trust, as applicable, with respect to a Permitted Ownership Arrangement) has an interest in the Contract or any related Equipment (other than the holders of any Permitted Liens and the Owner Trustee or Grantor Trust, as applicable, with respect to a Permitted Ownership Arrangement).

39. As of the Cut‑Off Date with respect thereto, the Obligor is not subject to bankruptcy or other insolvency proceedings and has not been the subject of any such proceedings in the prior 24 months.

40. Such Contract contains provisions customary to similar financing agreements for Equipment, sufficient and enforceable (except as may be limited by applicable Insolvency Laws and the availability of equitable remedies) to enable the Issuer (or its assignees or pledgees, including the Trustee) to realize against or, with respect to the Permitted Ownership Arrangement, to cause the Owner Trustee to realize against the Equipment related thereto (to the extent such Equipment secures or supports the payment of the Contract).

41. Payments under such Contract are not primarily secured by real estate.

42. The related Obligor is an Eligible Lessee.

43. The Contract and any related Equipment have not been sold, transferred, assigned or pledged by the Issuer or the Originator to any other person other than under the Indenture and the Purchase Agreement, as applicable, and, (A) with respect to a Contract that is a “true lease,” any Equipment related to such true lease is owned by the Issuer or, with respect to a Permitted Ownership Arrangement, the related Grantor Trust, free and clear of any Liens of any third parties other than Permitted Liens and (B) with respect to any other Contract that is not a “true lease,” such Contract is secured by a fully perfected lien of the first priority on the related Equipment.

44. There has been no fraud on the part of the Issuer, the Servicer, the Obligor, the Originator or any other person in connection with the origination of the Contract.

45. If such Contract (a) relates to titled Equipment, (i) the Contract is of a type listed in Eligibility Contract Criteria (46) below, and (ii) (A) the Obligor is noted as owner and the Originator (or its nominee) is noted as lienholder on the related certificate of title, (B) the Issuer is either noted as owner or the Originator has submitted to the applicable titling authority the necessary application for noting the Issuer as the owner and no person (other than the Trustee) is noted as lienholder on the related certificate of title or (C) the title is held under a Permitted Titling Agency Arrangement, (b) is a third party agented loan or lease, it meets the criteria set forth in the definition of Third Party Collected Leases or (c) relates to an Aircraft and is subject to a Permitted Ownership Arrangement, (i) the related Aircraft Lease satisfies the eligibility criteria identified above, and (ii) the related Obligor under the Aircraft Lease is an Eligible Lessee

46. Such Contract is (a) a Fair Market Value Lease, (b) a Finance Lease, (c) a CSA, (d) a Lease Discounting Obligation, (e) a TRAC Lease or a Modified/Split TRAC Lease, (f) a True Lease, (g) an Equipment Loan or (h) a Permitted Ownership Arrangement and related Aircraft Lease and the related Permitted Ownership Arrangement Equity.

47. The Obligor under such Contract is not an affiliate of the Originator or the Issuer.

48. The Obligor under such Contract has made its first Scheduled Payment.

Sch. A‑3

SCHEDULE B

PRIOR NAMES, TRADE NAMES, FICTITIOUS NAMES

AND “DOING BUSINESS AS” NAMES OF THE SELLER

None.

Sch. B‑1

SCHEDULE C

SCHEDULE OF CONTRACTS

Sch. C‑1